UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 11, 2011

MagnaChip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o MagnaChip Semiconductor S.A., 74, rue de Merl, B.P. 709, L-2017 Luxembourg, Grand Duchy of Luxembourg	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operation and Financial Condition.

On October 11, 2011, MagnaChip Semiconductor Corporation (the “Company”) issued a press release announcing that during its third fiscal quarter ended September 30, 2011, MagnaChip Semiconductor S.A., a wholly-owned subsidiary of the Company, repurchased $11.3 million aggregate principal amount of the outstanding 10.500% Senior Notes due 2018 of MagnaChip Semiconductor S.A. and its subsidiary MagnaChip Semiconductor Finance Company. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01	Other Events.

On October 11, 2011, the Company issued a press release announcing the Board of Directors of the Company has approved a stock repurchase program under which the Company intends to repurchase up to $35 million of its common stock. The stock repurchase program is effective October 27, 2011, through October 27, 2012. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2011	MAGNACHIP SEMICONDUCTOR CORPORATION

	By:	/s/ Margaret Sakai
	Name:	Margaret Sakai
	Title:	Executive Vice President and Chief Financial Officer

Exhibit No.	Description of Exhibit

99.1	Press release dated October 11, 2011, in which MagnaChip Semiconductor Corporation announces a stock repurchase program and note repurchase.